                                                                  EXHIBIT (e)(6)

                            NONCOMPETITION AGREEMENT


                  THIS NONCOMPETITION AGREEMENT (this "Agreement") is entered into as of ______________, 2002, by and among D&B Holdings I, Inc., a Delaware corporation ("Parent"), Dave & Buster's, Inc., a Missouri corporation (the "Company"), and _____________ ("Stockholder"). The Closing Date, as defined in the Merger Agreement (as defined below), shall be the "Effective Date" of this Agreement.

                                    RECITALS

                  A. The Company has entered into an Agreement and Plan of Merger with Parent and D&B Acquisition Sub, Inc. ("Purchaser"), a wholly-owned subsidiary of Parent (the "Merger Agreement"), dated as of ____________, 2002, which provides (subject to the conditions set forth therein) for the merger of Purchaser with and into the Company, with the Company as the surviving corporation (the "Merger"). As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, and Stockholder will receive shares of common stock of Parent in exchange for Stockholder's shares of common stock of the Company. Capitalized terms used but not defined herein shall have their respective meanings set forth in the Merger Agreement.

                  B. As a condition and essential inducement to Parent's and Purchaser's willingness to enter into the Merger Agreement and in consideration of the transactions contemplated by the Merger Agreement, Stockholder has agreed to the noncompetition, nonsolicitation, confidentiality and other agreements set forth in this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and agreements in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stockholder hereby covenants and agrees as follows:

                  1.       NONCOMPETITION.

                  (a) During the period commencing at the Effective Date and ending on the date that is two (2) years after the date on which the Effective Date occurs, Stockholder shall not engage in or become an employee of or consultant or adviser of or have any direct or indirect interest in any other person, firm, corporation or other entity engaged in, any business activities directly competitive with the business of the Company or any of its subsidiaries or licensees.

                  (b) Notwithstanding anything to the contrary set forth in
Section 1(a), Stockholder may own (solely as a passive investor) securities in any publicly-held company that may be engaged in the Business, but only to the extent Stockholder does not own, of record or beneficially, more than an aggregate of five percent (5%) of the outstanding securities of such company that represent (either directly or upon conversion or exchange of any other securities) equity ownership thereof.

                  (c) The restrictions set forth in this Section 1 shall apply in every county and metropolitan area in the United States and each country in which a licensee of the Company is located (the "Business Area").

                  (d) As used herein, "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such first Person.

                  (e) As used herein, "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity.

                  2. NONSOLICITATION OF EMPLOYEES. During the period commencing at the Effective Date and ending on the date that is two (2) years after the date on which the Effective Date occurs, Stockholder shall not, either on his or her own account or for any company, limited liability company, partnership, joint venture or other Person (including, without limitation, through any existing or future Affiliate), solicit any employee of Parent or the Company or any existing or future Affiliate of Parent or the Company to leave his or her employment or induce or attempt to induce any such employee to terminate or breach his or her employment agreement with Parent or the Company or any existing or future Affiliate of Parent or the Company, if any. Notwithstanding the foregoing, Stockholder may place general advertisements for prospective employees, either on his or her own account or for any company, in media and in other forms directed to the general public, including but not limited to newspapers, television, radio and non-Business specific Internet job boards; provided that the hiring of any employee of Parent or the Company or any of their existing or future Affiliates responding thereto shall be deemed a solicitation of such person.

                  3. NONSOLICITATION OF SUPPLIERS. During the period commencing at the Effective Date and ending on the date that is two (2) years after the date on which the Effective Date occurs, Stockholder shall not, directly or indirectly (including, without limitation, through any existing or future Affiliate), solicit, cause in any part or encourage any current or future supplier to the Company or any existing or future Affiliate of the Company to cease doing business in whole or in part with the Company or any such Affiliate with respect to the Business.

                  4. STAY OF TIME. In the event a court of competent jurisdiction or other Person mutually selected by the parties to resolve any dispute (collectively a "Court") has determined that Stockholder has violated the provisions of this Agreement, the running of the time period of such provisions so violated shall be automatically suspended as of the date of such violation and shall be extended for the period of time from the date such violation commenced through the date that the Court determines that such violation has permanently ceased.

                  5. INJUNCTIVE RELIEF. The remedy at law for any breach of this Agreement is and will be inadequate, and in the event of a breach or threatened breach by Stockholder of this Agreement, Parent and its existing and future Affiliates, if any, shall be entitled to an injunction restraining Stockholder from breaching or otherwise violating any provision of this Agreement. Nothing herein contained shall be construed as prohibiting Parent and its existing and future Affiliates, from pursuing any other remedies available to it or them for such breach or threatened breach, including, without limitation, the recovery of damages from Stockholder.

                  6. NOTICES. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (c) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted:

                  if to Parent or the Company, to:

                  Dave & Buster's, Inc.
                  2481 Manana Drive
                  Dallas, TX  75220
                  Attention:  General Counsel

                   with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attention:  E. Michael Greaney, Esq.

         if to Stockholder, to:

                  ---------------
                  ---------------
                  ---------------

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.

                  7. SEPARATE COVENANTS. This Agreement shall be deemed to consist of a series of separate covenants, one for each city, county, state, country or other region included within the Business Area. The parties expressly agree that the character, duration and geographical scope of this Agreement are reasonable in light of the circumstances as they exist on the date upon which this Agreement has been executed. However, should a determination nonetheless be made by a Court of competent jurisdiction at a later date that the character, duration or geographical scope of this Agreement is unreasonable in light of the circumstances as they then exist, then it is the intention and the agreement of Parent, the Company and Stockholder that this Agreement shall be construed by the Court in such a manner as to impose only those restrictions on the conduct of Parent and Stockholder that are reasonable in light of the circumstances as they then exist and as are necessary to assure Parent and its existing and future Affiliates of the intended benefit of this Agreement. If, in any proceeding, a Court shall refuse to enforce all of the separate covenants deemed included herein because, taken together, they are more extensive than necessary to assure Parent and its existing and future Affiliates of the intended benefit of this Agreement, it is expressly understood and agreed among the parties hereto that those of such covenants that, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions hereof.

                  8. SEVERABILITY. If any provision of this Agreement shall otherwise contravene or be invalid under the laws of any state, country or other jurisdiction where this Agreement is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement but rather it shall be construed, insofar as the laws of that state or other jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly.

                  9. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Delaware.

                  10. ARBITRATION. Any controversy or dispute among the parties arising in connection with this Agreement shall be submitted to a panel of three arbitrators and finally settled by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association. Each of the disputing parties shall appoint one arbitrator, and these two arbitrators shall independently select a third arbitrator. Arbitration shall take place in Dallas, Texas, or such other location as the arbitrators may select. The prevailing party in such arbitration shall be entitled to the award of all costs and attorneys' fees in connection with such action as determined by such arbitration panel. Any award for monetary damages resulting from nonpayment of sums due hereunder shall bear interest from the date on which such sums were originally due and payable. Judgment upon the award rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of the award and an order of enforcement, as the case may be.

                  11. AMENDMENTS AND WAIVERS.

                  (a) This Agreement may be modified only by a written instrument duly executed by each party hereto.

                  (b) No waiver by a party of any default, misrepresentation or breach of a warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of a warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided under applicable law.

                  12. ATTORNEYS' FEES. Should any litigation, arbitration or other proceeding be commenced between the parties concerning this Agreement (including, without limitation, the enforcement hereof and the rights and duties of the parties hereunder), the party prevailing shall be entitled, in addition to such other relief as may be granted, to such party's attorneys' fees and expenses in connection with such litigation, arbitration or other proceeding.

                  13. ENTIRE AGREEMENT. This Agreement, together with the Merger Agreement and the ancillary documents referred to in the Merger Agreement and executed in connection therewith, contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                  14. COUNTERPARTS; FACSIMILE. This Agreement may be executed by the parties in separate counterparts and by facsimile, each of which, when so executed and delivered, shall be enforceable against the parties actually executing such counterparts, and all of which, when taken as a whole, shall constitute one and the same instrument.

                  15. SECTION HEADINGS AND REFERENCES. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof. All references herein to a Section are references to a Section of this Agreement, unless otherwise specified, and include all subparts thereof.

                  16. ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any party without the consent of the other parties; provided, however, that the Company may assign its rights hereunder, without the consent of Stockholder, to any existing or future Affiliate of the Company and to any Person that acquires or succeeds to all or any part of the Business. No such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  17. FURTHER ASSURANCES. From time to time, at Parent's request and without further consideration, Stockholder shall execute and deliver such additional documents and take all such further action as reasonably requested by Parent to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement.

                  18. EXPENSES. Each party hereto shall pay his, her or its own expenses in connection with this Agreement.

                  19. TERM. The term of this Agreement commences on the Effective Date and shall terminate two (2) years from the Effective Date.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                                 D&B HOLDINGS I, INC.

                                                 By:
                                                     --------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                        -----------------------

                                                 DAVE & BUSTER'S, INC.

                                                 By:
                                                     --------------------------
                                                 Name:
                                                       ------------------------
                                                 Title:
                                                        -----------------------

                                                 STOCKHOLDER

                                                 By:
                                                     --------------------------
                                                 Name:
                                                       ------------------------